EXHIBIT 99.1

NEWS RELEASE

Contact:	Kim Plaskett
Greyhound Lines, Inc.
Phone: 972-789-7204

GREYHOUND MECHANICS RATIFY NEW COLLECTIVE BARGAINING AGREEMENTS

DALLAS (October 12, 2004) – Greyhound Lines, Inc., a wholly owned subsidiary of Laidlaw International, Inc. (NYSE: LI), today released the following statement from Stephen E. Gorman, president and chief executive officer.

     “We have been informed by the leadership of the International Association of Machinists and Aerospace Workers (IAM&AW) that the members have ratified new collective bargaining agreements with the company. The ratification of the new agreements is good news for Greyhound customers and employees. These agreements are another important step toward building sustainable profitability and ensuring we are a viable business in the future.”

     The agreements become effective Oct. 1, 2004 and expire on Sept. 30, 2007. More than 300 employees are represented under the new agreements.

     Greyhound is the largest North American provider of intercity bus transportation, serving more than 3,300 destinations with 18,000 daily departures across the continent. The company also provides Greyhound PackageXpress (GPX), as well as Greyhound Travel Services including vacation packages, charters, sightseeing and shore services. For fare and schedule information and to buy tickets call 1-800-231-2222 or visit the Web site at www.greyhound.com.

     Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport, public transit, patient transportation and emergency department management services. The company’s shares are traded on the New York Stock Exchange (NYSE: LI). For more information, visit the Web site at www.laidlaw.com.

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     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Greyhound Lines regarding the company’s prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which the company operates, Greyhound Lines’ ability to achieve its forecasted results and, therefore, remain in compliance with the financial covenants under its revolving credit facility, and other risks discussed in Laidlaw International’s and Greyhound Lines’ filings with the Securities and Exchange Commission from time to time.

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